Exhibit 10.1
MOLYCORP, INC.
NONQUALIFIED STOCK OPTION AGREEMENT
WHEREAS, [OPTIONEE NAME] (the “Optionee”) is an employee of Molycorp, Inc. or one of its Subsidiaries;
WHEREAS, the grant of an Option Right was authorized by a resolution of the Compensation Committee of the Board (the “Compensation Committee”) that was duly adopted on                           , 20      (the “Date of Grant”), and the execution of an Option Right agreement substantially in the form hereof (this “Agreement”) to evidence such grant was authorized by a resolution of the Compensation Committee that was duly adopted on                           , 20     ;
WHEREAS, pursuant to the Company’s 2010 Equity and Performance Incentive Plan (the “Plan”), and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company has granted to Optionee as of the Date of Grant an Option Right (the “Option”) to purchase                     _____shares of Common Stock at a price of $                     per share, which represents at least the Market Value Per Share on the Date of Grant (the “Option Price”); and
WHEREAS, the Option is intended as a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code.
NOW, THEREFORE, the Company and Optionee agree as follows:
1. Right to Exercise.
(a) Subject to Sections 1(b) and (c), Section 3 and Section 5 below, the Option will become exercisable to the extent of one-third of the total number of shares of Common Stock underlying the Option on each of the first three anniversaries of the Date of Grant if (i) Optionee remains continuously employed by either the Company or any Subsidiary until each such time or (ii) if Optionee’s employment with the Company or any Subsidiary has terminated by reason of Optionee’s Normal Retirement. To the extent the Option is exercisable, it may be exercised in whole or in part.
(b) Notwithstanding Section 1(a) above, the Option shall become immediately exercisable in full if, at any time prior to the termination of the Option, (i) a Change of Control shall occur and (ii) in connection with such Change of Control, the successor corporation does not assume the Option or substitute an award with rights equivalent to the rights granted under the Option. Subject to the following sentence, if the successor corporation assumes the Option or substitutes an award with rights equivalent to the rights granted under the Option, then no such acceleration shall apply and the terms of this Agreement shall apply to the assumed or substituted award, except as may otherwise be provided in a written agreement between Optionee and the Company. Notwithstanding the foregoing, if, following a Change of Control, (x) the successor corporation assumes the Option or provides Optionee with a substitute award with rights equivalent to the rights provided under this Agreement and (y) during the two-year period following the Change of Control, the Company or any Subsidiary terminates Optionee’s employment without Cause or Optionee terminates his or her employment for Good Reason, then the Option or any substitute award shall become immediately exercisable in full upon such termination of employment.
(c) Notwithstanding Section 1(a) above, if Optionee should die or Optionee’s employment is terminated because Optionee becomes Disabled while in the employ of the Company or any Subsidiary, the Option shall immediately become exercisable in full and shall remain exercisable until terminated in accordance with Section 3 below.
2. Payment. The Option Price shall be payable (a) in cash or by check or by wire transfer of immediately available funds, as acceptable to the Company, (b) by actual or constructive transfer to the Company of nonforfeitable, unrestricted shares of Common Stock owned by Optionee, or (c) by a combination of such methods of payment. The requirement of payment in cash shall be deemed satisfied if Optionee shall have made arrangements satisfactory to the Company with a bank or a broker who is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of the shares being purchased so that the net proceeds of the sale transaction will at least equal the Option Price plus payment of any applicable withholding taxes and pursuant to which the bank or broker undertakes to deliver the full Option Price plus payment of any applicable withholding taxes to the Company on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business.
3. Termination. This Option shall terminate on the earliest of the following dates:
(a) The date on which Optionee ceases to be an employee of the Company or any Subsidiary, if Optionee’s employment with the Company or a Subsidiary is terminated for Cause;
(b) Three (3) months after Optionee ceases to be an employee of the Company or a Subsidiary, unless Optionee ceases to be such employee by reason of death, becoming Disabled, Normal Retirement or termination for Cause;
(c) Three (3) years after the death of the Optionee if the Optionee dies while an employee of the Company or a Subsidiary (in which case the Option becomes immediately exercisable in full pursuant to Section 1(c) herein);
(d) Three (3) years after Optionee’s employment terminates because Optionee becomes Disabled while an employee of the Company or a Subsidiary (in which case the Option becomes immediately exercisable in full pursuant to Section 1(c) herein);
(e) Six (6) years after the Date of Grant if Optionee retires pursuant to a Normal Retirement during the three-year period following the Date of Grant;

(f) Three (3) years after Optionee’s employment terminates by reason of Normal Retirement if such Normal Retirement occurs after the third anniversary of the Date of Grant; and
(g) Ten (10) years from the Date of Grant.
4. Option Nontransferable. This Option is not transferable by Optionee otherwise than by will or the laws of descent and distribution.
5. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, this Option shall not be exercisable if such exercise would result in a violation of any such law.
6. Adjustments. The Board shall make any adjustments in the Option Price and in the number or kind of shares of Common Stock or other securities covered by the Option that the Board may determine to be equitably required to prevent any dilution or expansion of Optionee’s rights under this Agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation involving the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (c) other transaction or event having an effect similar to any of those referred to in Section 6(a) or 6(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Board may provide in substitution of any or all of Optionee’s rights under this Agreement such alternative consideration as the Board may determine in good faith to be equitable under the circumstances. In addition, if the Option Price is greater than the consideration offered in connection with any such transaction or event, the Board may in its sole discretion elect to cancel the Option without any payment to Optionee.
7. No Dividend Equivalents. Optionee shall not be entitled to dividend equivalents.
8. Forfeiture of Awards. In the event that Optionee shall intentionally commit an act that the Compensation Committee determines to be materially adverse to the interests of the Company or any Subsidiary, Optionee’s right to exercise any unexercised portion of the Option shall be forfeited at the time of that determination notwithstanding any other provision of this Agreement.
9. Taxes and Withholding. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of this Option, it shall be a condition to such exercise that Optionee pay or make arrangements satisfactory to the Company for payment of all such taxes. Optionee may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the shares purchased upon exercise of this Option. If such election is made, the shares so retained shall be credited against such withholding requirement at the Market Value Per Share on the date of exercise. In no event, however, shall the Company accept shares of Common Stock for payment of taxes in excess of the minimum amount of taxes required to be withheld.

10. Continuous Employment. For purposes of this Agreement, the continuous employment of Optionee with the Company or a Subsidiary shall not be deemed to have been interrupted, and Optionee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of (a) the transfer of Optionee’s employment among the Company and its Subsidiaries or (b) an approved leave of absence.
11. No Employment Contract. This Option is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. This Option and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give Optionee any right to continue employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of Optionee.
12. Information. Information about Optionee and Optionee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. Optionee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within Optionee’s country or elsewhere, including the United States of America. Optionee consents to the processing of information relating to Optionee and Optionee’s participation in the Plan in any one or more of the ways referred to above.
13. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan. The Board (or a committee of the Board) acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions that arise in connection with the grant of the Option hereunder. The interpretation and construction by the Compensation Committee of any provision of the Plan or this Agreement and any determination by the Compensation Committee pursuant to any provision of the Plan or this Agreement will be final and conclusive.
14. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Optionee. This Agreement and the Plan shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
15. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Optionee under this Agreement without Optionee’s consent (provided, however, that Optionee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any regulations promulgated thereunder).

16. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
17. Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee, and the successors and assigns of the Company.
18. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any principles of conflict of laws thereof.
19. Definitions. As used in this Agreement,
(a) “Cause” shall have the meaning ascribed to it in any employment agreement between Optionee and the Company or any Subsidiary; provided that if Optionee does not have an employment agreement with the Company or any of its Subsidiaries that includes a definition of “Cause,” then a termination for “Cause” shall mean the termination by the Company or any Subsidiary of Optionee’s employment with the Company or any Subsidiary as a result of (i) the commission by Optionee of a felony or a fraud, (ii) gross negligence or gross misconduct by Optionee with respect to the Company or any Subsidiary or affiliate of the Company, (iii) Optionee’s failure to follow the directions of the Board or Chief Executive Officer of the Company, which failure is not cured within three days after written notice thereof to Optionee, (iv) Optionee’s violation of any non-competition, non-solicitation or non-disclosure agreement with the Company or any Subsidiary, (v) Optionee’s breach of a material employment policy of the Company, which breach is not cured within three days after written notice thereof to Optionee, or (vi) any other breach by Optionee of any agreement with the Company or any Subsidiary that is material and is not cured within thirty days after written notice thereof to Optionee.
(b) “Change of Control” means the occurrence of any of the following events:
(i)	the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (ii) below), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities exceeds 50% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own more than 50% of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than or equal to 50% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition;
(ii)	individuals who, as of September 30, 2010, constitute the Board (the “Incumbent Board” as modified by this subsection (ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 30, 2010 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of subsection (iii) above.
(c) “Disabled” means, as a result of injury or sickness, Optionee is unable for a period of 180 days to perform with reasonable continuity the essential duties necessary to pursue Optionee’s occupation in the usual or customary way.
(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(e) “Good Reason” means Optionee’s termination of his or her employment as a result of (i) any material diminution in Optionee’s authority, duties or responsibilities or (ii) a relocation of Optionee’s principal office to a location that is in excess of fifty (50) miles from its location as of the Date of Grant. Notwithstanding the foregoing, no termination of employment by Optionee shall constitute a termination for “Good Reason” unless (A) Optionee gives the Company or any Subsidiary employing Optionee notice of the existence of an event described in clause (i) or (ii) above within sixty (60) days following the occurrence thereof, (B) the Company or any Subsidiary employing Optionee does not remedy such event within thirty (30) days of receiving the notice described in the preceding clause (A), and (C) Optionee terminates employment within five (5) days of the end of the cure period specified in clause (B), above.

(f) “Normal Retirement” shall mean, unless the Board determines otherwise, termination of employment (other than by death or disability and other than in the event of termination for Cause) by Optionee after attaining age 65 and completing 5 or more years of combined service with the Company and its affiliates.
[SIGNATURES ON FOLLOWING PAGE]

Executed in the name and on behalf of the Company, as of the                      day of                     , 20     .

MOLYCORP, INC.
By:
Name:
Title:

The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option Rights or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

Optionee

Date: